UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

         Central Federal Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Missouri	47-4884908
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 West 10th Street, Rolla, Missouri	65401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-206874.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Title of Class

Item 1.	Description of Registrant’s Securities to be Registered

Incorporated by reference to the portion of the Prospectus under the heading: “Description of Central Federal Bancshares Capital Stock”, “Our Dividend Policy”, and “Market for the Common Stock” filed on September 11, 2015 as part of the Registrant’s Registration Statement on Form S-1, File No. 333-206874, as amended.

Item 2.	Exhibits

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)	Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, File No. 333-206874, filed on September 11, 2015, as amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, File No. 333-206874, filed on September 11, 2015, as amended.

(c)	Plan of Conversion

Incorporated by reference to Exhibit 2.0 to the Registrant’s Pre-Effective Amendment No. 1 to Registration Statement on Form S-1, File No. 333-206874, filed on October 27, 2015, as amended.

2.	A copy of the stock certificate representing the securities to be registered hereunder is incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on Form S-1, File No. 333-206874, filed on September 11, 2015, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CENTRAL FEDERAL BANCSHARES, INC.
(Registrant)

Date: December 22, 2015	By:	/s/ William A. Stoltz
William A. Stoltz
President and Chief Executive Officer

3